2555 East Camelback Road

Suite 400

Phoenix, AZ 85016

IMPORTANT REMINDER TO STOCKHOLDERS

May 3, 2007

Dear Stockholder:

Proxy Material for the Annual Meeting of Stockholders of Cole Credit Property Trust II, Inc. was sent to you recently. According to our records, your proxy for this meeting, which will be held on Tuesday, May 22, 2007, has not been received.

For the reasons set forth in the proxy statement dated April 10, 2007, the company’s Board of Directors unanimously recommends that stockholders vote ‘FOR’ the election of three persons to serve as Directors for a term of one year expiring at the 2008 annual meeting of stockholders and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Regardless of the number of shares you own, it is important that they are represented and voted at the Annual Meeting of Stockholders. ACCORDINGLY, PLEASE TAKE A MOMENT NOW TO VOTE BY ANY OF THE THREE METHODS IDENTIFIED BELOW.

1.	Vote by telephone: Call 1-800-993-4420. Have your proxy card available and follow the recorded instructions.

2.	Vote by Internet: Go to www.dfking.com/ccptII.com. Have your proxy card available and follow the simple instructions that appear on your computer screen.

3.	Vote by Mail: Vote, sign, date and mail the enclosed proxy in the postage-paid envelope included for your convenience.

YOUR VOTE IS IMPORTANT. THE DEADLINE TO SUBMIT YOUR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET IS 11:59 P.M., EASTERN TIME, ON MAY 21, 2007.

Thank you for your participation.

Sincerely,

/s/ John M. Pons

John M. Pons

Secretary

PLEASE VOTE TODAY